UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

None
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 3, 2006, the board of directors of Cole Credit Property Trust II, Inc. (the "Company") authorized a distribution of $0.05 per share for stockholders of record on each of January 7, 2006 and February 7, 2006 and a distribution of $0.0521 per share for stockholders of record on March 7, 2006. The payment date for each of the distributions will be in April 2006, but not later than April 6, 2006. The January and February monthly distributions are calculated to be equivalent to an annualized distribution of six percent (6%) per share, assuming a purchase price of $10.00 per share. The March distribution is calculated to be equivalent to an annualized distribution of six and one-quarter percent (6.25%) per share, assuming a purchase price of $10.00 per share.

On January 3, 2006, the Company paid previously authorized distributions of $0.05 per share for stockholders of record on each of October 7, 2005, November 7, 2005 and December 7, 2005. The monthly distributions were calculated to be equivalent to an annualized distribution of six percent (6%) per share, assuming a purchase price of $10.00 per share.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

99.1 Press release dated January 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

January 6, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 6, 2006.